Registration No. ______

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                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                               -----------
                                 FORM S-8

                          Registration Statement
                                  Under
                        the Securities Act of 1933
                                 _______

                       Alliance Gaming Corporation
          (Exact name of registrant as specified in its charter)
                                 ________

            Nevada                                            88-0104066
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                         6601 South Bermuda Road
                      Las Vegas, Nevada  89119-3605
                             (702) 270-7600
      (Address, Including Zip Code, and Telephone Number, Including
         Area Code, of Registrant's Principal Executive Offices)

                            1991 Incentive Plan
                 1991 Non-Employee Directors' Option Plan
                 1994 Non-Employee Directors' Option Plan
                         (Full Title of the Plans)

                          Scott D. Schweinfurth
                         Chief Financial Officer
                       Alliance Gaming Corporation
                         6601 South Bermuda Road
                       Las Vegas, Nevada 89119-3605
                             (702) 270-7600
           (Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Agent For Service)

                     CALCULATION OF REGISTRATION FEE


                                        Proposed       Proposed
                                        Maximum        Maximum
                         Amount         Offering       Aggregate    Amount of
Title of Shares to       to be          Price Per      Offering     Registration
be Registered            Registered     Unit (1)       Price (1)    Fee


Common Stock, $.10
par value                 439,950        $3.53        $1,554,206     $470.97

15% Non-Voting Senior
Special Stock, Series B,
$.10 par value             24,600        $100         $2,460,000     $745.45



(1) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h) based on the average price at which the options referred to herein may be exercised.















                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents By Reference

           The following documents, filed with the Securities and
Exchange   Commission  (the  "Commission")  by  Alliance   Gaming
Corporation (the "Company"), are incorporated by reference:

           (a) The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 1996, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

           (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996, pursuant to the Exchange Act;

          (c)  The Company's Current Reports on Form 8-K filed on
September 11, 1996 and October 28, 1996, pursuant to the Exchange
Act; and

           (d) The description of the common stock of the Company, $.10 par value (the "Common Stock"), and the 15% Non-Voting Senior Pay-in-Kind Special Stock, Series B, of the Company, $.10 par value (the "Special Stock") contained in a registration statement filed under the Securities Exchange Act of 1933, which is on file with the Commission.

           In addition, all documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents with the Commission.


Item 4.  Description of Securities

          Not applicable.

Item 5.  Interests of Named Experts and Counsel

          None.

Item 6. Indemnification of Directors and Officers

           Article VI of the Company's Articles of Incorporation limits the liability of the Company's directors and officers. It provides that a director or officer of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or
(ii) for the payment of dividends in violation of Section 78.300 of the Nevada General Corporation Law. It also provides that any repeal or modification of the foregoing provision of the stockholders of the Company will be prospective only, and will not adversely affect any limitation on the personal liability of a director or officer of the Company existing at the time of such repeal or modification.

           Section 78.300 of the Nevada General Corporation Law provides:

           1. The directors of a corporation shall not make dividends or other distributions to stockholders except as provided by such section.

           2. In case of any willful or grossly negligent violation of the provisions of such section, the directors under whose administration the violation occurred, except those who caused their dissent to be entered upon the minutes of the meeting of the directors at the time, or who not then being present caused their dissent to be entered on learning of such action, are jointly and severally liable, at any time within 3 years after each violation, to the corporation, and, in the event of its dissolution or insolvency, to its creditors at the time of the violation, or any of them, to the lesser of the full amount of the dividend made or of any loss sustained by the corporation by reason of the dividend or other distribution to stockholders.

            However,   Section  78.751  of  the  Nevada   General
Corporation Law permits the Registrant to indemnify its directors and officers as follows:

           1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

           2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines, upon application, that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

           3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter herein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

           4. Any indemnification under subsections 1 and 2, unless offered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                    (a)  By the stockholders;

                    (b)   By  the board of directors by majority
          vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

                    (c)    If  a  majority  vote  of  a  quorum
          consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                    (d)   If a quorum of directors who were  not
          parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion.

           5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.


Item 7.  Exemption From Registration Claimed.

          Not applicable.


Item 8.  Exhibits.

           The following exhibits are filed as part of this registration statement:

                    4.1 Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Special Stock and Qualifications, Limitations and Restrictions thereof of 15% Non-Voting Senior Pay-in-Kind Special Stock, Series B, $.10 par value, of Alliance Gaming Corporation (incorporated by reference to Exhibit 4.1 of Alliance Gaming Corporation's Registration Statement No. 333-10011 on Form S-4).

                     4.2   1991  Incentive Plan of  Bally  Gaming
               International, Inc. (incorporated by reference  to
               Exhibit 10(iii)(a) included in Bally Gaming International, Inc.'s Registration Statement No. 33-42227 on Form S-1).

                     4.3   Amendment No. 1 to 1991 Incentive Plan
               of Bally Gaming International, Inc. (incorporated by reference to Exhibit 10(iii)(b) included in Bally Gaming International, Inc.'s Annual Report on Form 10K for the fiscal year ended December 31,
               1991).

                     4.4   Amendment No. 2 to 1991 Incentive Plan
               of Bally Gaming International, Inc. (incorporated by reference to Bally Gaming International, Inc.'s Registration Statement No. 33-71606 on Form S-8).

                     4.5   Amendment No. 3 to 1991 Incentive Plan
               of Bally Gaming International Inc. (incorporated by reference to Annex III of Alliance Gaming Corporation's Registration Statement No. 333-01527 on Form S-4).

                    4.6 1991 Non-Employee Directors' Option Plan of Bally Gaming International, Inc. (incorporated by reference to Exhibit 10(iii)(f) included in Bally Gaming International, Inc.'s Annual Report on Form 10K for the fiscal year ended December 31,
               1991).

                    4.7 Amendment No. 1 to the 1991 Non-Employee Directors' Option Plan of Bally Gaming International, Inc. (incorporated by reference to
               Exhibit 10(iii)(g) included in Bally Gaming International, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1991).

                     4.8   Amendment  No.  3  to  the  1991  Non-
               Employees Directors' Option Plan of Bally Gaming International, Inc. (incorporated by reference to Annex IV of Alliance Gaming Corporation's Registration Statement No. 333-01527 on Form S-4).

                     4.9   Bally Gaming International, Inc.  1994
               Stock Option Plan for Non-Employee Director's. Incorporated by reference to exhibit 10(iii)(k) included in Bally Gaming International, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

                    4.10 1994 Non-Employee Directors' Option Plan
               of Bally Gaming International, Inc, as amended. (incorporated by reference to Annex V of Alliance Gaming Corporation's Registration Statement No. 333-01527 on Form S-4).

                      5.1    Opinion  of  Schreck  Morris  (filed
               herewith).

                     23.1 Consent of KPMG Peat Marwick LLP (filed
               herewith).

                     23.2 Consent of Schreck Morris (included  in
               Exhibit 5.1).

                    24   Power of Attorney (included in signature
               page to this registration statement).


Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)   To include any prospectus required  by
          Section 10(a)(3) of the Securities Act of 1933;

                     (ii)  To reflect in the prospectus any facts
          or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii)   To  include any material information
          with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in response to Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant, Alliance Gaming Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 29 day of January, 1997.


                                   ALLIANCE GAMING CORPORATION



                                   By:________/s/______________
                                      Scott D. Schweinfurth
                                      Principal Accounting
                                        and Financial Officer



                       POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Scott D. Schweinfurth and David D. Johnson his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.










           Pursuant to the requirements of the Securities Act  of
1933,  this  registration  statement  has  been  signed  by   the
following persons in the capacities and on the dates indicated.


       Signature              Title                                 Date




       ___/s/______________   Senior Vice President,
       Scott Schweinfurth     Chief Financial Officer and
                              Treasurer                            January 29,
                              (Principal Accounting Officer        1997
                              and Principal Financial
                              Officer)

       ___/s/______________   Director                             January 29,
       Anthony DiCesare                                            1997



       ___/s/______________   Director                             January 29,
       Dr. Craig Fields                                            1997


       ___/s/______________   Director                             January 29,
       Joel Kirschbaum                                             1997


       ___/s/______________   Director                             January 29,
       Alfred H. Wilms                                             1997


       ___/s/______________   Director                             January 29,
       David Robbins                                               1997


       ___/s/______________   Director                             January 29,
       Jacques Andre                                               1997